Exhibit 99.1

Coherus BioSciences Announces Unaudited First Quarter 2019 UDENYCA™ Net Sales

REDWOOD CITY, Calif., April 5, 2019 – Coherus BioSciences, Inc. (“Coherus”, Nasdaq: CHRS), today announced that UDENYCA™ preliminary unaudited net sales for the quarter that ended March 31, 2019 are expected to be in the range of $36.0 million to $38.0 million. Coherus will not disclose topline gross sales, discounts, or gross-to-net data until these data are reported in its Form 10-Q for the quarter ended March 31, 2019.

Coherus introduced UDENYCA™ (pegfilgrastim-cbqv) in the U.S. marketplace on January 3, 2019 with a comprehensive launch across all segments including 340B hospitals, non-340B hospitals and clinics.

As announced, Coherus will provide additional financial updates and business highlights on May 9, 2019 at 4:30 p.m. Eastern Time.

About Coherus BioSciences, Inc.

Coherus BioSciences is a leading biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales and marketing and clinical-regulatory development, Coherus BioSciences is positioned as a leader in the global biosimilar marketplace. Coherus BioSciences commercializes UDENYCA™ (pegfilgrastim-cbqv) in the U.S. and has received regulatory approval for UDENYCA™ in the European Union. Coherus BioSciences is advancing two late-stage clinical products towards commercialization, CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar), and developing a robust pipeline of future products in ophthalmology (including CHS-3351, a ranibizumab biosimilar, and CHS-2020, an aflibercept biosimilar), as well as CHS-131, a small molecule for nonalcoholic steatohepatitis (NASH) and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Coherus’ expectations regarding the continued adoption of UDENYCA™ in the U.S., estimation of channel mix, returns, chargebacks and rebates, each of which impact net sales computation. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019 and its future periodic reports to be filed with the Securities and Exchange Commission. Our results for the quarter ended March 31, 2019 are not necessarily indicative of our operating results for any future periods.

UDENYCA™ is a trademark of Coherus BioSciences, Inc.

CONTACT:

David S. Arrington

VP, Investor Relations & Corporate Affairs

Coherus BioSciences, Inc.

darrington@coherus.com

+1 (650) 395-0196